FIRST MUTUAL BANCORP, INC.


                                For Immediate Release
                                Contact:  Paul K. Reynolds
                                          President and Chief
                                          Executive Officer
                                          (217) 429-2306


                        FIRST MUTUAL BANK
                COMPLETES ACQUISITION OF BRANCHES


     January 3, 1997, Decatur, Illinois Paul K. Reynolds, President and Chief Executive Officer of First Mutual Bancorp, Inc., the holding company for First Mutual Bank, announced today the completion of the Bank's acquisition of three branch offices from First of America Bank-Illinois, N.A. The branch offices, located in Lincoln, Taylorville and Pontiac, Illinois, include an aggregate of $147 million in deposits. Mr. Reynolds stated, "We are pleased to complete the acquisition of these branches as they solidify and expand our presence in these important market areas. We welcome our new customers."

     First Mutual Bank now has twelve offices located in Central
Illinois. The holding company has total consolidated assets of $438 million. Its common stock is traded on the Nasdaq National
Market System under the symbol "FMBD".